APPLEBY
APPLEBY | SPURLING | HUNTER



                                                                         E-MAIL:
                                                    bputterill@applebyglobal.com

                                                                    DIRECT DIAL:
                                                                TEL 345 814 2069

                    XL Capital Ltd                                     YOUR REF:
                    One Bermudiana Road
                    P.O. Box HM 2245
                    Hamilton HM JX                                  APPLEBY REF:
                    Bermuda                                      BP/jj/07004.066



                    Dear Sirs                                    1 December 2005
CAYMAN OFFICE

Clifton House       XL CAPITAL LTD -- FORM S-3 REGISTRATION STATEMENT
75 Fort Street
PO Box 190 GT
Grand Cayman        You have asked us to render this  opinion in our capacity as
Cayman Islands      your counsel as to Cayman Islands law in connection with the combined  registration  by XL Capital  Ltd  ("COMPANY"),  XL
TEL 315 949 4900 Capital Finance (Europe) plc ("XL FINANCE") and XL Capital FAX 345 949 4901 Trust I, XL Capital Trust II and XL Capital Trust III
                    (together, the "TRUSTS") of a Registration Statement on Form
applebyglobal.com   S-3 (the "Registration  Statement") under the Securities Act of 1933, as amended ("ACT") covering the issue and sale from time to time of an unlimited  dollar amount of the following offered securities ("OFFERED SECURITIES"): (i) the Company's
                    ordinary   shares,    preference   ordinary   shares,   debt
                    securities, ordinary share warrants, ordinary share purchase contracts,  ordinary share  purchase units and  subordinated
                    deferrable  interest  debentures  (together,   the  "COMPANY
                    SECURITIES"); (ii) XL Finance senior debt securities (fully and unconditionally guaranteed by the Company) ("XL FINANCE
                    SECURITIES"); and (iii) each of the Trusts trust preferred securities (fully and unconditionally guaranteed by the Company) ("TRUSTS SECURITIES").

                    Capitalised terms used herein without definition have the meanings specified in the Registration Statement.

                    We have examined the following:

                    1) a draft form of Prospectus ("PROSPECTUS") to be dated the date of effectiveness of the Registration Statement pursuant to which the Company, XL Finance and the Trusts may offer and sell from time to time the Offered Securities;


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                    2) a form of Registration Statement as filed with the Securities and Exchange Commission on 1 December 2005;


                    3) a copy as executed of a Senior Debt Securities Indenture dated as of 2 June 2004 ("UNIVERSAL SENIOR INDENTURE") made between the Company and The Bank of New York as trustee ("TRUSTEE");


                    4) a copy as executed of a Subordinated Debt Securities Indenture dated as of 2 June 2004 ("UNIVERSAL SUBORDINATED INDENTURE") made between the Company and the Trustee as trustee;


                    5) a copy as executed of a Senior Debt Securities Indenture dated as of 2 June 2004 ("XL FINANCE SENIOR DEBT INDENTURE") made between XL Finance, the Trustee as trustee and the Company as guarantor;


                    6) a copy as executed of a Subordinated Securities Indenture dated as of 2 June 2004 ("SUBORDINATED DEFERRABLE INTEREST DEBENTURE INDENTURE") made between the Company and the Trustee as trustee;


                    7) a draft form of a First Supplemental Indenture to Indenture ("SUPPLEMENTAL SUBORDINATED DEFERRABLE INTEREST DEBENTURE INDENTURE") to be made between the Company and the Trustee as trustee;


                    8) a draft form of a Common Securities Guarantee Agreement ("COMMON SECURITIES GUARANTEE AGREEMENT") to be given by the Company;


                    9) a copy as executed of a Preferred Securities Guarantee Agreement dated as of 2 June 2004 ("PREFERRED SECURITIES GUARANTEE AGREEMENT - TRUST I") made between the Company and the Trustee relating to XL Capital Trust I;

                    10) a copy as executed of a Preferred Securities Guarantee Agreement dated as of 2 June 2004 ("PREFERRED SECURITIES GUARANTEE AGREEMENT - TRUST II") made between the Company and the Trustee relating to XL Capital Trust II;

                    11) a copy as executed of a Preferred Securities Guarantee Agreement dated as of 2 June 2004 ("PREFERRED
                         SECURITIES GUARANTEE AGREEMENT - TRUST III") made between the Company and the Trustee relating to XL Capital Trust III;

                    12)  a copy as  executed  of a  Declaration  of  Trust of XL
                         Capital   Trust  I  dated   as  of  19   October   2001
                         ("DECLARATION OF TRUST I") given by the Company;

                    13)  a copy as  executed  of a  Declaration  of  Trust of XL
                         Capital   Trust  II  dated  as  of  19   October   2001
                         ("DECLARATION OF TRUST II") given by the Company;


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                    14)  a copy as  executed  of a  Declaration  of  Trust of XL
                         Capital   Trust  III  dated  as  of  19  October   2001
                         ("DECLARATION OF TRUST III") given by the Company;

                    15) a draft form of Amended and Restated Declaration of Trust ("AMENDED AND RESTATED DECLARATION OF TRUST") to be given by the Company;

                    16) a copy as executed of the Certificate of Trust of XL Capital Trust I dated 19 October 2001 ("CERTIFICATE OF TRUST I") given by the individual Trustees of the XL Capital Trust I and First Union Trust Company, National Association, as Delaware trustee;

                    17) a copy as executed of the Certificate of Trust of XL Capital Trust II dated 19 October 2001 ("CERTIFICATE OF TRUST II") given by the individual Trustees of the XL Capital Trust II and First Union Trust Company, National Association, as Delaware trustee;

                    18) a copy as executed of the Certificate of Trust of XL Capital Trust III dated 19 October 2001 ("CERTIFICATE OF TRUST III") given by the individual Trustees of the XL Capital Trust III and First Union Trust Company, National Association, as Delaware trustee;

                    19) a copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Company as issued or registered with the Registrar of Companies in the Cayman Islands and the corporate records of the Company maintained at its registered office in the Cayman Islands; and

                    20) a certified copy (by the secretary of the Company) of an extract of resolutions passed at a meeting of the board of directors of the Company held on 5 March 2004, 16 September 2005 and 28 October 2005 ("RESOLUTIONS").

                    The Universal Senior Indenture, Universal Subordinated Indenture, XL Finance Senior Debt Indenture, Subordinated Deferrable Interest Debenture Indenture, Supplemental Subordinated Deferrable Interest Debenture Indenture, Common Securities Guarantee Agreement, Preferred Securities
                    Guarantee   Agreement  -  Trust  I,   Preferred   Securities
                    Guarantee Agreement - Trust II, Preferred Securities Guarantee Agreement - Trust III, Declaration of Trust I, Declaration of Trust II, Declaration of Trust III, Amended and Restated Declaration of Trust, Certificate of Trust I, Certificate of Trust II and Certificate of Trust III are hereinafter sometimes together referred to as the "DOCUMENTS" and singly a "DOCUMENT".


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                    In giving this opinion, we have relied upon the accuracy of certificates of the secretary of the Company dated 7 June 2004 and 1 December 2005 without further verification. We have assumed without independent verification:


                    (a) the genuineness of all signatures, authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us by telefax or as copies or conformed copies;

                    (b) the Documents and Registration Statement are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and the State of Delaware, as the case may be (by which they are expressly governed), and all other relevant laws (other than the laws of the Cayman Islands) and the choice of the laws of the State of New York and the State of Delaware, as the case may be, as the governing law of the relevant Documents is valid and binding under the laws of the State of New York and the State of Delaware, as the case may be, and all other relevant laws (other than the laws of the Cayman Islands);

                    (c) the power, authority and legal right of all parties to the Documents (other than the Company) under all relevant laws and regulations (other than the laws of the Cayman Islands) to enter into, execute and perform their respective obligations under the relevant Documents and that the Documents will be duly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company);

                    (d) as a matter of fact the entry by the Company into the Documents has been determined by the Directors bona fide to be in the best interests of the Company;

                    (e) the Documents (other than the Documents of which we have examined copies as executed) will be duly completed, executed and delivered by any of the Authorised Officers of the Company (as defined in the Resolutions) substantially in the forms reviewed by us; and

                    (f) the Offered Securities, when issued, will be duly completed, executed, issued and authenticated and delivered in accordance with, and as contemplated by, the provisions of the relevant Documents.

                    On  the  basis  of  the   foregoing   and   subject  to  the
                    qualifications below, we would advise as follows:

                    1. The Company is duly incorporated and validly existing in good standing as a limited liability company under the laws of the Cayman Islands and has full


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                         power to enter into and perform its  obligations  under
                         the   Documents   and  to  carry  on  its  business  as
                         contemplated in the Documents.

                    2. The Company's authorised capital is US$9,999,900 divided into 999,990,000 Ordinary Shares of a par value of US$0.01 each, with power for the Company insofar as is permitted by law, to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions.

                    3. The Company has taken all necessary corporate action to authorise the execution, delivery and performance of the Documents and the transactions contemplated thereby and such Documents (other than the Supplemental Subordinated Deferrable Interest Debenture Indenture, Common Securities Guarantee Agreement and the Amended and Restated Declaration of Trust) have been duly executed by or on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms. The Supplemental Subordinated Deferrable Interest Debenture Indenture, Common Securities Guarantee Agreement and the Amended and Restated Declaration of Trust, when duly executed by any of the Authorised Officers of the Company (as defined in the Resolutions) and delivered by or on behalf of the Company, will constitute legal, valid and binding obligations of the Company.

                    4. The ordinary shares and preference ordinary shares, when subscribed for, issued and paid for in full in accordance with the terms of any applicable Purchase or Underwriting Agreement, will be validly issued and fully paid obligations of the Company.

                    5. Following payment in full of the nominal or par value of the ordinary shares and the preference ordinary shares, such shares will be non-assessable, and the shareholders will not be subject to further calls on their shares or liable to make further payments to the Company in respect of the nominal or par value of their shares in the event that the Company is wound up.

                    The opinions expressed above concerning, in particular, the issue of the Company Securities and the enforceability of the Documents are, to the extent that Cayman Islands law might apply, subject to the following qualifications:

                    (a) The enforcement of the Documents may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium, limitation of actions, fraudulent dispositions or other similar laws relating to the enforcement of creditors rights


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                         generally and claims may become subject to the defence of set off or to counter claims.

                    (b) Obligations or liabilities of the Company otherwise than for the payment of money may not be enforceable in a Cayman Islands court by way of such equitable remedies as injunction or specific performance which remedies are in the discretion of such court.

                    (c) Any provisions requiring any party to pay interest on overdue amounts in excess of the rate (if any) payable on such amounts before they become overdue or to pay any additional amounts on prepayment of any sums due or to pay sums on breach of any agreement other than such as represent a genuine pre-estimate of loss may be unenforceable if held by a Cayman Islands court to be a penalty.

                    (d) If any of the provisions of any of the Documents is held to be illegal, invalid or unenforceable, the severance of such provisions from the remaining provisions of such Document will be subject to the exercise of the discretion of a Cayman Islands court.

                    (e) The courts of the Cayman Islands are likely to award costs and disbursements in litigation in accordance with the relevant contractual provisions in the Documents. There is some uncertainty, however, with regard to the recoverability of post-judgement costs which, if recoverable at all, are likely to be limited to an amount determined upon taxation or assessment of those costs pursuant to the Grand Court Rules 1995. In the absence of contractual provisions as to costs, the reasonable costs (as determined by taxation as aforesaid) of the successful party will normally be recoverable, subject to the limits laid down in guidelines made under such Rules as to the type and amount of fees and expenses that may be recovered. Such orders are in the discretion of the court and may be made to reflect particular circumstances of the case and the conduct of the parties.

                    (f) To be enforceable in the courts of the Cayman Islands, stamp duty will be chargeable as follows:-

                         (i)    on agreements in the sum of CI$2.00 each;

                         (ii) on deeds, such as the Indenture, in the sum of CI$25.00 each; and

                         (iii) on certain Company Securities which constitute promissory notes, in the sum of CI$500 if paid on execution or, if the fixed sum of CI$500 is


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                                not paid on execution, at the ad valorem rate of CI$0.25 (US$0.30) for each CI$1.00 (US$121.95)
                                covenanted to be paid thereunder with a maximum duty on each of the relevant Company Securities of CI$250.00 (US$304.88).

                         Ad valorem stamp duty is payable within 45 days of execution or, if executed outside of the Cayman Islands, within 45 days of an executed, completed and delivered original of such document being brought into the Cayman Islands, for example, for enforcement. Otherwise stamp duty is payable on execution in order to avoid penalties if such document is to be admitted in evidence in a Cayman Islands court.

                    (g) Any provisions purporting to create rights in favour of, or obligations on, persons who are not party to the relevant Document may not be enforceable by or against such persons.

                    (h) We express no opinion as to the effectiveness of the date of any Document if it is dated as of or with effect from a date prior to that on which it is authorised, executed and delivered by all parties thereto.

                    (i)  The   authorised   share  capital  of  the  Company  is
                         described in its Memorandum of Association as consisting of "Ordinary Shares". However, the Articles of Association of the Company contemplate shares being issued with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise, as the Directors may from time to time determine. Consequently, there is some uncertainty as to whether the Company may issue "preference shares" in the conventional sense without amending the Memorandum of Association of the Company by special resolution of its members. Therefore, the preference ordinary shares described in the Registration Statement can only be issued as Ordinary Shares with preference rights.

                    (j) The entry by the Company into the Documents and the transactions contemplated therein should be of commercial benefit to the Company and determination of such benefit is a question of fact on which we express no opinion. The objects of the Company in its Memorandum of Association and pursuant to the Companies Law of the Cayman Islands are unrestricted and the transactions contemplated are therefore strictly speaking within the powers of the Company. It is possible that a Cayman Islands court would determine that a transaction which was of no commercial benefit to the Company was an abuse of the powers of the Directors of the Company and therefore voidable by the shareholders or a liquidator of the Company.


BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON

          APPLEBY                                                 XL CAPITAL LTD
APPLEBY | SPURLING | HUNTER                                      1 December 2005



                    We are practising in the Cayman Islands and we do not purport to be experts on the laws of any other jurisdiction and we have made no investigation of; or express any opinion as to the laws of any jurisdiction other than the Cayman Islands. This opinion is based upon the laws of the Cayman Islands in effect at the date hereof and is given only as to the circumstances existing on the date hereof and known to us.

                    This opinion is intended solely for your benefit and that of Cahill Gordon & Reindel LLP as your legal advisors. You may give copies of this opinion to your legal advisors who may rely on it as though it were also addressed to them. It may not be relied upon by any other person although we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headinga "Certain Legal Matters" and "Enforcement of Civil Liabilities Under United States Federal Securities Laws". Our consent to such reference does not constitute a consent under Section 7 of the Act as, in consenting to such reference, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under such
                    Section 7 or under the rules and regulations of the Commission thereunder.

                    Yours faithfully,
                    APPLEBY SPURLING HUNTER





                    /s/ Bruce Putterill
                    ---------------------------
                    Bruce Putterill






BERMUDA
BRITISH VIRGIN ISLANDS
CAYMAN ISLANDS
HONG KONG
LONDON